Exhibit 99.1

MEDIA CONTACT:

Marci G. Maule

Director of Public Relations

Coinstar Inc.

425-943-8277

mmaule@coinstar.com

INVESTOR CONTACT:

Brian Turner

Coinstar, Inc.

Chief Financial Officer

425-943-8000

FOR IMMEDIATE RELEASE

COINSTAR TO ACQUIRE GROUPEX FINANCIAL CORPORATION

Transaction will strengthen company’s existing money transfer business adding U.S. to Latin America corridor.

BELLEVUE, Wash. — July 25, 2007 — Coinstar, Inc. (NASDAQ: CSTR), the leader in 4th Wall™ services at the retail front end, today announced that its subsidiary Coinstar E-Payment Services Inc. has signed a definitive agreement to purchase GroupEx Financial Corporation (“GFC”). GFC is a leading independent provider of electronic money transfer services between the U.S. and Latin America, currently operating a network with approximately 1,650 send agents in 23 states servicing 13 countries. Upon closing of the transaction, which is expected as soon as all regulatory approvals are obtained, the Coinstar Money Transfer (“CMT”) service will be offered at more than 31,000 agent locations in 143 countries.

The purchase includes a $60 million cash payment upon closing, at which time Coinstar will receive the cash on GroupEx’s balance sheet, which is expected to be approximately $12 million although the exact amount will not be known until that time. In addition, there is a contingent payment of up to $10 million within 15 months of closing if certain performance hurdles are met. This is expected to produce a net purchase price of between $48 million to $58 million before cost savings or synergies; however, the exact net amount will not be known until closing.

GFC, based in La Mirada, CA., is privately owned and is the successor to a business established in 1987 as a Latin American courier service. The business has since evolved, currently offering a product suite that offers a one-stop shopping experience for consumers. Primarily, GFC offers electronic money transfer and money orders. GFC has gained significant market share in the global money transfer business, with key points of differentiation including its leadership in the U.S. to Latin American market. In this corridor, GFC leverages its proprietary home delivery network to Mexico and Guatemala, offering its own money order product through a state-of-the-art payment technology platform and compliance infrastructure, and marketing its recognized money transfer brands. These attributes are recognized by existing and prospective partners (agents/payers/other strategic partners) and are responsible for GFC’s momentum in signing up new agents and growing its electronic remittance volume. GFC has achieved a 240% CAGR in electronic transfers from 2004 through 2006.

As of June 30, 2007, GFC employed approximately 375 people. Its primary send market is the United States, which is the largest send market in the world accounting for approximately 23% of worldwide money transfer industry transactions. GFC’s total revenue for 2006 was approximately $62 million with EBITDA of approximately $7 million (see Appendix A.).

“Our acquisition of Travelex Money Transfer in 2006 included a broad, international infrastructure. The GroupEx transaction is a strategic, tuck-in acquisition that fills a key corridor. GroupEx’s track record of success and profitability in Latin America was a key factor in pursuing this transaction, and we believe their inclusion into Coinstar E-Payment Services will create significant value. Specifically, we can expand GFC’s U.S. agent base to several key states where they currently have no presence. Moreover, we can add retail doors by introducing GroupEx to our domestic customer base,” stated Dave Cole, CEO of Coinstar, Inc. “We believe this is an excellent use of capital for our stockholders, as we build a category of service that is very important to our retailers and provides a significant global opportunity.”

“I am very excited at the prospect of being part of the Coinstar E-Payment Services family. The opportunity to expand the reach of GroupEx across the 140 plus countries to which CMT services are offered opens new horizons for us. In addition, to fit into Coinstar’s 4th Wall program is great for our customers and for the retailers that we care passionately about. I look forward to my team’s future with Coinstar,” stated Ben Knoll, CEO of GroupEx.

Business Outlook

The transaction is expected to close as soon as all regulatory approvals are obtained. We are not adjusting our 2007 guidance at this time since the timing of the close is not known. If necessary, guidance will be updated at closing. Excluding the effects of the amortization of intangible assets, which cannot be determined at this time, Coinstar believes that for fiscal 2008 this transaction will be neutral to slightly accretive to Adjusted EPS.

Between signing and the closing of this transaction, Coinstar will obtain an independent valuation of certain of GFC’s tangible and intangible assets for the purposes of purchase price allocations. As a result, Coinstar cannot yet quantify the impact of the non-cash purchase price charges related to items such as amortization of intangible assets and the purchase accounting step ups on reported GAAP earnings.

The net purchase price will be funded through debt.

Conference Call

Coinstar, Inc. announced that a conference call to discuss the acquisition of GFC will be broadcast live over the Internet today, Wednesday, July 25, 2007, at 4:30 p.m. Eastern Time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 60,000 retail locations, including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s acquisition of GroupEx, as well as Coinstar’s future expectations, plans, prospects and operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, regulatory risks relating to the approval of the GroupEx acquisition (including regulatory and other risks that may prohibit the acquisition), the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

EBITDA is composed of GroupEx’s earnings before interest, taxes, depreciation and amortization, determined from unaudited financial statements provided by the seller.

Twelve Months Ended
12/31/2006
(in millions)
Earnings before tax	$4.9
Depreciation and amortization	1.4
Interest expense, net	0.7

EBITDA	$7.0